UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 15, 2011

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647
(Address of Principal Executive Offices, including zip code)

(601) 948-4091
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

During the period January 1, 2011 through September 30, 2011, Parkway Properties, Inc. (the “Company” or “Parkway”) and Parkway Properties Office Fund II, LP (“Fund II”) acquired in separate transactions an interest in 8 properties consisting of approximately 3.2 million square feet of office space together for an aggregate investment of approximately $586.7 million (the “Acquisitions”).  The Company also sold 5 office properties consisting of approximately 1.8 million square feet of office space for an aggregate total of $230.7 million and is under contract to sell one office property during the fourth quarter of 2011 (the “Dispositions”).  Set forth in Item 9.01 are pro-forma financial statements considering the impact of a majority of Acquisitions, none of which individually are considered significant within the meaning of Rule 3-14, as well the impact of the Dispositions.

On January 21, 2011, Parkway and Fund II purchased the office and retail portion of 3344 Peachtree located in the Buckhead submarket of Atlanta for $167.3 million.  3344 Peachtree contains approximately 484,000 square feet of office and retail space and includes an adjacent eleven-story parking structure.  Fund II’s investment in the property totaled $160.0 million, with Parkway funding the remaining $7.3 million.  Due to Parkway’s additional investment, the Company’s effective ownership in the property is 33.03%.  An additional $2.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  Simultaneous with closing, Fund II assumed the $89.6 million existing non-recourse first mortgage loan, which matures on October 1, 2017, and carries a fixed interest rate of 4.8%.  In accordance with generally accepted accounting principles (“GAAP”), the mortgage loan was recorded at $87.2 million to reflect the value of the instrument based on a market interest rate of 5.25% on the date of purchase. Parkway's equity contribution in the investment is $25.5 million and was initially funded through availability under the Company's credit facility.

On April 8, 2011, Fund II purchased Corporate Center Four at International Plaza (“Corporate Center Four”) located in the Westshore submarket of Tampa, Florida for $45.0 million.  Corporate Center Four contains approximately 250,000 square feet of office space.  An additional $5.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  In connection with the purchase, Fund II placed a $22.5 million non-recourse first mortgage loan secured by the property with an initial thirty-six month interest only period and a maturity date of April 8, 2019.  The mortgage loan has a stated rate of LIBOR plus 200 basis points.  In connection with the mortgage loan, Fund II entered into an interest rate swap agreement that fixes the interest rate at 5.4% through October 8, 2018.  Parkway’s equity contribution of $6.8 million was funded through availability under the Company’s credit facility.  Parkway’s effective ownership interest in this asset is 30%.

On May 11, 2011, the Company sold 233 North Michigan, a 1.1 million square foot office property in Chicago, Illinois, for a gross sales price of $162.2 million.  At closing, the Company repaid the $84.6 million first mortgage secured by the property that was scheduled to mature in July 2011.  Parkway received net cash proceeds after repayment of the mortgage loan of $74.0 million, which were used to reduce amounts outstanding under the Company’s credit facility.

The Company recognized a gain on extinguishment of debt of $302,000, which is classified as income from discontinued operations and a gain on the sale of real estate from discontinued operations of $4.3 million during the second quarter of 2011.

On May 18, 2011, Fund II and an institutional investor purchased Two Liberty Place for $180.4 million.  Two Liberty Place is a 941,000 square foot office property located in the central business district of Philadelphia, Pennsylvania.  An additional $4.7 million is expected to be spent on closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  In connection with the purchase, Fund II placed a $90.2 million non-recourse first mortgage loan on the property with an initial 48-month interest only period and a maturity date of June 10, 2019.  The mortgage has a stated interest rate of 5.3%.  Parkway’s equity contribution of $20.4 million was funded through availability under the Company’s credit facility.  Parkway’s effective ownership in the property is 19%.

In assessing 3344 Peachtree, Corporate Center Four and Two Liberty Place, the Company considered each property’s revenue sources including those which have been affected and are expected to be affected in the future by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for commercial office space and the ability of tenants to make payments when due.  The Company also considered each property’s expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from tenants.

On July 19, 2011, the Company sold Greenbrier Towers I & II, two office properties totaling 172,000 square feet in Hampton Roads, Virginia, for a gross sale price of $16.7 million.  The sale represented the Company’s exit from this market.  The properties were unencumbered by debt at the time of the sale.  Parkway received $16.1 million in net proceeds at closing, which were used to reduce amounts outstanding under the Company's credit facility.  The Company recognized a gain on the sale of real estate from discontinued operations of $1.2 million during the third quarter of 2011.

On August 16, 2011, the Company sold Glen Forest, an 81,000 square foot office property in Richmond, Virginia, for a gross sale price of $9.3 million.  The property was unencumbered by debt at the time of the sale.  Parkway received $8.9 million in net proceeds at closing, which were used to reduce amounts outstanding under the Company's credit facility.  The Company recognized a gain on the sale of real estate from discontinued operations of $1.1 million during the third quarter of 2011.

On September 8, 2011, the Company sold Tower at 1301 Gervais, a 298,000 square foot office property in Columbia, South Carolina, for a gross sale price of $19.5 million.  The property was unencumbered by debt at the time of the sale.  Parkway received $17.9 million in net proceeds at closing, which were used to reduce amounts outstanding under the Company's credit facility.  The Company recognized a total non-cash impairment loss of $2.7 million during the nine months ended September 30, 2011.  This impairment loss was classified in loss from discontinued operations.

The Company is under contract to sell 111 East Wacker, a 1.0 million square foot office property located in the central business district of Chicago, Illinois, for a gross sale price of $150.6 million. The property currently serves as collateral for a $148.5 million non-recourse mortgage loan with a fixed interest rate of 6.3% and maturity date in July 2016.  As of September 22, 2011, the buyer has concluded its due diligence and has deposited earnest money of $2.4 million.  The sale is expected to close during the fourth quarter of 2011, subject to the buyer’s successful modification and assumption of the existing mortgage loan and customary closing conditions.  The Company recognized a non-cash impairment loss of $18.8 million during the third quarter of 2011. The impairment loss was classified in loss from discontinued operations.

After reasonable inquiry, the Company is not aware of any other material factors relating to these properties that would cause the reported financial information not to be necessarily indicative of future operating results.

The Company and its operations are, however, subject to a number of risks and uncertainties.  For a discussion of such risks, see the risks identified in the Company’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2010 under Item 1A Risk Factors and in Forms 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 31, 2011, along with the other reports filed by the Company with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(a) Pro-forma Financial Statements

The following unaudited Pro Forma Consolidated Financial Statements of Parkway for the year ended December 31, 2010 and as of and for the nine months ended September 30, 2011 are attached hereto:
Page
Pro Forma Consolidated Financial Statements (Unaudited)	F-1
Pro Forma Consolidated Balance Sheet (Unaudited) - As of September 30, 2011	F-2
Pro Forma Consolidated Statement of Operations (Unaudited) -
for the Year Ended December 31, 2010	F-3
Pro Forma Consolidated Statement of Operations (Unaudited) -
for the Nine Months Ended September 30, 2011	F-4
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-5

As these properties are directly or indirectly owned by entities that have elected to be treated as a real estate investment trust (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES, INC.

Date: November 15, 2011	By:	/s/ Mandy M. Pope
Executive Vice President and Chief Accounting Officer

PARKWAY PROPERTIES, INC.

Pro Forma Consolidated Financial Statements
(Unaudited)

       The following pro forma consolidated balance sheet (unaudited) as of September 30, 2011 and pro forma consolidated statements of operations (unaudited) of Parkway Properties, Inc. (the “Company” or "Parkway") for the year ended December 31, 2010 and nine months ended September 30, 2011, give effect to the purchase of office properties by Parkway and Parkway Properties Office Fund II, LP (“Fund II”) of 3344 Peachtree, Corporate Center Four, and Two Liberty Place (the “Properties”).  Additionally, the pro forma consolidated statements of operations give effect to the disposition of 233 North Michigan, Greenbrier Towers I & II, Glen Forest, Tower at 1301 Gervais for the periods stated.  In addition, the pro forma consolidated statements of operations gives effect to the pending sale of 111 East Wacker which was classified as held for sale as of September 30, 2011.  The pro forma consolidated financial statements have been prepared by management of Parkway based upon the historical financial statements of Parkway and the adjustments and assumptions in the accompanying notes to the pro forma consolidated financial statements.

       The pro forma consolidated balance sheet sets forth the effect of the sale of 111 East Wacker as if it had been consummated on September 30, 2011.

       The pro forma consolidated statements of operations set forth the effect of the Properties as if all purchases and dispositions had been consummated on January 1, 2010.

       These pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the transaction had occurred on the dates indicated or which may be obtained in the future.  The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and notes of Parkway included in its annual report on Form 10-K for the year ended December 31, 2010.

PARKWAY PROPERTIES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2011
(Unaudited)

	Parkway	Pro Forma	Parkway
	Historical	Adjustments	Pro Forma
	(In thousands, except share data)

Assets
Real estate related investments:
Office and parking properties	$ 1,685,906	$ -	$ 1,685,906
Office property held for sale	134,963	(134,963)	-
Land held for development	609	-	609
Accumulated depreciation	(275,729)	-	(275,729)
	1,545,749	(134,963)	1,410,786

Land available for sale	750	-	750
Mortgage loans	1,500	-	1,500
	1,547,999	(134,963)	1,413,036

Rents receivable and other assets	133,799	-	133,799
Intangible assets, net	116,736	-	116,736
Other assets held for sale	31,983	(31,983)	-
Management contracts, net	50,714	-	50,714
Cash and cash equivalents	32,951	(2,879)	30,072
	$ 1,914,182	$ (169,825)	$ 1,744,357

Liabilities
Notes payable to banks	$ 113,852	$ (4,293)	$ 109,559
Mortgage notes payable	830,709	-	830,709
Accounts payable and other liabilities	123,409	-	123,409
Liabilities held for sale	165,340	(165,340)	-
	1,233,310	(169,633)	1,063,677

Equity
Parkway Properties, Inc. stockholders' equity:
8.00% Series D Preferred stock, $.001 par value, 5,421,296 and
4,374,896 shares authorized, issued and outstanding in	128,942	-	128,942
2011 and 2010, respectively
Common stock, $.001 par value, 64,578,704 and 65,625,104
shares authorized in 2011 and 2010, respectively, 22,118,817 and 21,923,610 shares issued and outstanding in 2011 and
2010, respectively	22	-	22
Common stock held in trust, at cost, 12,070 and 58,134
shares in 2011 and 2010, respectively	(309)	-	(309)
Additional paid-in capital	517,527	-	517,527
Accumulated other comprehensive loss	(5,704)	-	(5,704)
Accumulated deficit	(209,732)	(192)	(209,924)
Total Parkway Properties, Inc. stockholders' equity	430,746	(192)	430,554
Noncontrolling interest - real estate partnerships	250,126		250,126
Total equity	680,872	(192)	680,680
	$ 1,914,182	$ (169,825)	$ 1,744,357

PARKWAY PROPERTIES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2010
(Unaudited)

	Parkway	Pro Forma	Parkway
	Historical	Adjustments	Pro Forma
	(In thousands, except per share data)

Revenues
Income from office and parking properties	$ 182,747	$ 45,237	$ 227,984
Management company income	1,652	-	1,652
Total revenues	184,399	45,237	229,636

Expenses and other
Property operating expense	86,931	17,128	104,059
Depreciation and amortization	65,117	20,008	85,125
Impairment loss on real estate	4,120	-	4,120
Management company expenses	3,961	-	3,961
General and administrative	7,382	-	7,382
Total expenses and other	167,511	37,136	204,647

Operating income	16,888	8,101	24,989

Other income and expenses
Interest and other income	1,487	-	1,487
Equity in earnings of unconsolidated joint ventures	326	-	326
Gain on involuntary conversion	40	-	40
Interest expense	(40,677)	(7,829)	(48,506)

Loss from continuing operations	(21,936)	272	(21,664)
Net loss attributable to noncontrolling interest - real estate partnerships	10,789	3,287	14,076
Dividends on preferred stock	(6,325)	-	(6,325)
Loss from continuing operations attributable to common stockholders	$ (17,472)	$ 3,559	$ (13,913)

Loss from continuing operations per common share (4)
Basic	$ (0.82)		$ (0.65)
Diluted	$ (0.82)		$ (0.65)

Weighted average shares outstanding:
Basic	21,421		21,421
Diluted	21,421		21,421

PARKWAY PROPERTIES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011
(Unaudited)

	Parkway	Total Pro Forma	Parkway
	Historical	Adjustments	Pro Forma
	(In thousands, except per share data)

Revenues
Income from office and parking properties	$ 170,244	$ 12,509	$ 182,753
Management company income	9,990	-	9,990
Total revenues	180,234	12,509	192,743

Expenses and other
Property operating expense	79,156	4,880	84,036
Depreciation and amortization	64,519	4,823	69,342
Impairment loss on real estate	107,240	-	107,240
Impairment loss on mortgage loan receivable	9,235	-	9,235
Change in fair value of contingent consideration	(12,000)	-	(12,000)
Management company expenses	8,398	-	8,398
General and administrative	5,380	-	5,380
Acquisition costs	16,754	(485)	16,269
Total expenses	278,682	9,218	287,900

Operating income (loss)	(98,448)	3,291	(95,157)

Other income and expenses
Interest and other income	849	-	849
Equity in earnings of unconsolidated joint ventures	65	-	65
Gain on sale of real estate	743	-	743
Interest expense	(37,280)	(558)	(37,838)

Income (loss) before income tax expense	(134,071)	2,733	(131,338)
Income tax expense	(50)	-	(50)

Income (loss) from continuing operations	(134,121)	2,733	(131,388)
Net loss attributable to noncontrolling interest - real estate partnerships	84,112	(212)	83,900

Dividends on preferred stock	(7,341)	-	(7,341)
Income (loss) from continuing operations attributable to common stockholders	$ (57,350)	$ 2,521	$ (54,829)

Loss from continuing operations per common share (4)
Basic	$ (2.67)		$ (2.55)
Diluted	$ (2.67)		$ (2.55)

Weighted average shares outstanding:
Basic	21,489		21,489
Diluted	21,489		21,489

PARKWAY PROPERTIES, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

1.           The Company is under contract to sell 111 East Wacker, a 1.0 million square foot office property located in the central business district of Chicago, Illinois, for a gross sale price of $150.6 million. The property currently serves as collateral for a $148.5 million non-recourse mortgage loan with a fixed interest rate of 6.3% and maturity date in July 2016.  As of September 22, 2011, the buyer has concluded its due diligence and has deposited earnest money of $2.4 million.  The sale is expected to close during the fourth quarter of 2011, subject to the buyer’s successful modification and assumption of the existing mortgage loan and customary closing conditions.  The Company recognized a non-cash impairment loss of $18.8 million during the third quarter of 2011. The impairment loss was classified in loss from discontinued operations in the historical pro forma consolidated statements of operations for the nine months ended September 30, 2011.

The pro forma adjustments to the Consolidated Balance Sheet as of September 30, 2011, set forth the effects of Parkway’s disposition of 111 East Wacker as if it had been consummated on September 30, 2011.  The pro forma adjustments consist of the following (in thousands):

Office and parking properties	$134,963
Other assets	31,983
Cash	2,879
Total assets	$169,825

Liabilities held for sale	$165,340
Total liabilities	$165,340

    A total of $4.3 million will be used to pay down the outstanding balance on the Company's credit facility which consists of $2.9 million of existing cash along with proceeds that will be received at closing.

2.           On January 21, 2011, Parkway Properties, Inc. (the “Company” or “Parkway”) and Parkway Properties Office Fund II, LP (“Fund II”) purchased the office and retail portion of 3344 Peachtree located in the Buckhead submarket of Atlanta for $167.3 million.  3344 Peachtree contains approximately 484,000 square feet of office and retail space and includes an adjacent eleven-story parking structure.  Fund II’s investment in the property totaled $160.0 million, with Parkway funding the remaining $7.3 million.  Due to Parkway’s additional investment, the Company’s effective ownership in the property is 33.03%.  An additional $2.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  Simultaneous with closing, Fund II assumed the $89.6 million existing non-recourse first mortgage loan, which matures on October 1, 2017, and carries a fixed interest rate of 4.8%.  In accordance with generally accepted accounting principles (“GAAP”), the mortgage loan was recorded at $87.2 million to reflect the value of the instrument based on a market interest rate of 5.25% on the date of purchase. Parkway's equity contribution in the investment is $25.5 million and was initially funded through availability under the Company's credit facility.

On April 8, 2011, Fund II purchased Corporate Center Four at International Plaza (“Corporate Center Four”) located in the Westshore submarket of Tampa, Florida for $45.0 million.  Corporate Center Four contains approximately 250,000 square feet of office space.  An additional $5.6 million is expected to be spent for closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  In connection with the purchase, Fund II placed a $22.5 million non-recourse first mortgage loan secured by the property with an initial thirty-six month interest only period and a maturity date of April 8, 2019.  The mortgage loan has a stated rate of LIBOR plus 200 basis points.  In connection with the mortgage loan, Fund II entered into an interest rate swap agreement that fixes the interest rate at 5.37% through October 8, 2018.  Parkway’s equity contribution of $6.8 million was funded through availability under the Company’s credit facility.  Parkway’s effective ownership interest in this asset is 30%.

On May 18, 2011, Fund II and an institutional investor purchased Two Liberty Place for $180.4 million.  Two Liberty Place is a 941,000 square foot office property located in the central business district of Philadelphia, Pennsylvania.  An additional $4.7 million is expected to be spent on closing costs, building improvements, leasing costs and tenant improvements during the first two years of ownership.  In connection with the purchase, Fund II placed a $90.2 million non-recourse first mortgage loan on the property with an initial 48-month interest only period and a maturity date of June 10, 2019.  The mortgage has a stated interest rate of 5.33%.  Parkway’s equity contribution of $20.4 was funded through availability under the Company’s credit facility.  Parkway’s effective ownership in the property is 19%.

The pro forma adjustments to the Consolidated Statement of Operations for the year ended December 31, 2010 and nine months ended September 30, 2011 set forth the effects of Parkway’s purchase of the Properties as if the purchase had been consummated on January 1, 2010.

          The pro forma adjustments are detailed below for the year ended December 31, 2010 and nine months ended September 30, 2011.

The effect of the 2011 dispositions has already been reflected in the historical pro forma financial statements for the year ended December 31, 2010, except for interest savings on the Company’s credit facility.  The effect of the purchase of the Properties on income and expenses from real estate properties is as follows:

(a)   For the year ended December 31, 2010 (in thousands):

	3344 Peachtree	Corporate Center Four	Two Liberty Place	Sold Properties	Pro Forma Adjustments
Income from office and parking properties	$15,518	$3,612	$26,107	$-	$45,237

Property operating expenses	4,430	1,856	10,842	-	17,128
Depreciation and amortization	7,622	1,995	10,391	-	20,008
Total expenses	12,052	3,851	21,233	-	37,136
Operating income (loss)	3,466	(239)	4,874		8,101
Interest expense	(5,660)	(1,592)	(5,736)	5,159	(7,829)
Income (loss) from continuing operations	(2,194)	(1,831)	(862)	5,159	272
Net loss attributable to noncontrolling interests	1,383	1,266	638	-	3,287
Loss from continuing operations attributable to common stockholders	$(811)	$(565)	$(224)	$5,159	$3,559

         Depreciation and amortization is provided by the straight-line method over the estimated useful life of the asset as defined below:

Estimated Useful Life
Building and garage	40 years
Building improvements	15 years
Tenant improvements	Remaining term of lease
Lease in place value	Remaining term of lease including expected renewals
Lease costs	Remaining term of lease
Above and below market leases	Remaining term of lease

(b)   The effect of the 2011 dispositions has already been reflected in the historical pro forma financial statements for the nine months ended September 30, 2011, except for interest savings on the Company’s credit facility.  For the nine months ended September 30, 2011 (in thousands):

	3344 Peachtree	Corporate Center Four	Two Liberty Place	Sold Properties	Pro Forma Adjustments
Income from office and parking properties	$1,029	$1,370	$10,110	$-	$12,509

Property operating expenses	281	539	4,060	-	4,880
Depreciation and amortization	357	538	3,928	-	4,823
Acquisition costs	(228)	(92)	(165)	-	(485)
Total expenses	410	985	7,823	-	9,218
Operating income	619	385	2,287	-	3,291
Interest expense	(335)	(446)	(2,216)	2,439	(558)
Income (loss) from continuing operations	284	(61)	71	2,439	2,733
Net (income) loss attributable to noncontrolling interests	(204)	22	(30)	-	(212)
Income (loss) from continuing operations attributable to common stockholders	$80	$(39)	$41	$2,439	$2,521

           Depreciation is provided by the straight-line method over the estimated useful life of the asset as defined in (a) above.

The adjustment for acquisition costs represents nonrecurring direct and incremental costs that have been reflected in the Parkway Historical Statement of Operations.

(c)   Pro forma effect of interest expense on real estate owned reflects interest on non-recourse debt placed upon purchase as if in place January 1, 2010 and is detailed below (in thousands).

			Nine
Property/Placement		Year Ended	Months Ended
Date/Rate	Debt	12/31/10	09/30/11
Debt assumed in 3344 Peachtree
01/11 5.25%	$87,225	$4,579	$258
Debt placed on Corporate Center Four
04/11 5.37%	$22,500	$1,208	$326
Debt placed on Two Liberty Place
05/11 5.33%	$90,200	$4,804	$1,828

The pro forma effect of the placement of non-recourse debt on loan cost amortization was $68,000 for the year ended December 31, 2010 and $30,000 for the nine months ended September 30, 2011.

           The pro forma effect of the acquisitions and dispositions on interest savings related to a net reduction on the Company’s notes payable to banks was $2,830,000 for the year ended December 31, 2010 and $1,884,000 for the nine months ended September 30, 2011.

3.       No additional income tax expenses were provided because of the Company's net operating loss carryover and status as a REIT.

4.       Diluted net loss from continuing operations per share as reported for the year ended December 31, 2010 and nine months ended September 30, 2011 was $0.82 and $2.67, respectively, based on diluted weighted average shares outstanding of 21,421,000 and 21,489,000, respectively.

           Pro forma diluted net loss from continuing operations per share as reported for the year ended December 31, 2010 and the nine months ended September 30, 2011 was $0.65 and $2.55 respectively, based on diluted weighted average shares outstanding of 21,421,000 and 21,489,000, respectively.